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                                                                  EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT

      This Employment Agreement made as of the 31 day of January, 2000, ("Agreement"), by and between Nathan's Famous Services, Inc., a corporation incorporated under the laws of the State of Delaware, with its principal place of business at 1400 Old Country Road, Westbury, New York 11590 (the "Company"), and Ronald DeVos, residing at 14 Winmere Place, Dix Hills, NY 11746 (the "Executive").

                              W I T N E S S E T H :

      WHEREAS, the Company has determined that it is in its best interests of the Company to enter into an employment agreement setting forth the obligations and duties of both the Company and the Executive (this "Agreement"); and

      WHEREAS, the Company wishes to assure itself of the continued services of the Executive for the period hereinafter provided, and Executive is willing to be employed by the Company for said period, upon the terms and conditions provided in this Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

      1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference thereto.

      2.   Employment.

      The Company hereby agrees to employ Executive, and Executive agrees to be employed by the Company, on the terms and conditions herein contained, to serve as its Vice President of Finance, Chief Financial Officer and Secretary. Executive shall devote substantially all of his business time, energy, skill and efforts to the performance of his duties hereunder and shall faithfully and diligently serve the Company. The foregoing shall not prevent Executive from participating in not-for-profit activities or from managing his passive personal investments provided that these activities do not materially interfere with Executive's obligations hereunder.

      3.   Term of Employment.

      Executive's employment under this Agreement shall be for a term commencing on the date hereof (the "Effective Date") and, subject to earlier termination as provided in Section 8 below, terminating on the second anniversary of the Effective Date (the "Employment Term"). Notwithstanding anything else herein, the provisions of Section 9 hereof shall survive and remain in effect notwithstanding the termination of the Employment Term.

      4.   Compensation.

          (a) As compensation for his services under this Agreement, the Company shall pay Executive a salary at the rate of One Hundred Fifty-Five Thousand Dollars ($155,000) per year (the "Base Salary"), payable in equal installments (not less frequently than monthly) and subject to withholding in accordance with the Company's normal payroll practices. The Executive's Base Salary shall be reviewed annually by the Company.

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          (b) In addition to the Base Salary, Executive shall be entitled to receive bonuses from time-to-time during the Employment Term in such amounts as may be determined by the Board of Directors of Nathan's Famous, Inc. ("Parent") in its discretion.

      5.   Benefits and Fringes.

      During the Employment Term, Executive shall be entitled to such benefits and fringes, if any, as are generally provided from time to time by the Company and/or Parent to its officers, including any life, medical or dental insurance plans for the benefit of Executive, and pension, profit-sharing, 401(k) and other similar plans and on the same terms as so provided. In addition to the foregoing, Executive shall also be entitled to a car allowance of no more than $800 per month to be applied to the cost of leasing or purchasing an automobile of Executive's choice.

      6.   Expenses.

      The Company shall reimburse Executive in accordance with its expense reimbursement policy as in effect from time to time for all reasonable expenses, including, without limitation, Executive's professional dues, license fees, continuing educational courses, professional association membership fees, airplane travel and other travel expenses (including, without limitation, repairs, maintenance, insurance and gasoline), incurred by Executive in connection with the performance of his duties under this Agreement upon the presentation by Executive of an itemized account of such expenses and appropriate receipts.

      7.   Vacation.

      During the Employment Term, Executive shall be entitled to vacation in accordance with the Parent's practices, provided that Executive shall not be entitled to less than four (4) weeks paid vacation in each full contract year. Any vacation not taken in any year shall be deemed to be forfeited by the Executive as of the first day of the succeeding contract year.

      8.   Termination.

          (a) Executive's employment under this Agreement and the Employment Term shall terminate as follows:

             (i)    upon the expiration of the Employment Term pursuant to
Section 3.

             (ii)   automatically on the date of Executive's death.

             (iii) Upon written notice given by the Company to the Executive if Executive is unable to perform his material duties hereunder for 180 days (whether or not continuous) during any period of 360 consecutive days by reason of physical or mental disability.

              (iv) Upon written notice by the Company to the Executive for Cause. Cause shall mean (A) the Executive's conviction of a felony involving moral turpitude (after exhaustion or lapse of all rights of appeal); (B) willful refusal to perform his duties as any of Vice President of Finance, Chief Financial Officer and Secretary of the Company, which is not remedied promptly after receipt by the Executive of written notice from the Company specifying the details thereof; and (C) Executive's dishonesty in the performance of his duties. Upon a termination for Cause, Executive (and his representative) shall be given the opportunity to appear before the Board of Directors of the Company (the "Board") to explain why the Executive believes that Cause did not occur. Such appearance shall be scheduled on no less than twenty (20)

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and no more than forty (40) days written notice to Executive. In the event the
Board agrees with the Executive, which shall be a determination made in its sole discretion, the Executive shall be retroactively reinstated in his position. The removal pending such Board meeting shall not be deemed Good Reason under (vi) below.

              (v) Upon written notice by the Company without Cause.

             (vi) Upon the voluntary resignation of the Executive without Good Reason upon sixty (60) days prior written notice to the Company (which the Company may in its sole discretion make effective earlier).

            (vii) Upon the written resignation of the Executive for Good Reason stating with specificity the details of the Good Reason, if the stated Good Reason is not cured within thirty (30) days of the giving of such notice. "Good Reason" shall mean (A) relocation of the Executive's office, or materially change the location at which Executive is required to perform his duties, from within the Territory, (B) any material reduction in his authority, duties or responsibilities or (C) any other material breach of any provision of this Agreement by the Company. For purposes hereof, "Territory" shall mean within sixty miles of Westbury, New York.

          (b) Upon any termination of the Employment Term, Executive shall be entitled to receive any unpaid salary and accrued vacation through his date of termination and any benefits under any benefit plan in accordance with the terms of said plan. In addition, (i) if the termination is pursuant to (a)(v) or
(a)(vii) above, Executive shall receive (without a duty to mitigate) severance pay in a lump sum equal to the amount of Executive's Base Salary in effect at the time of termination for the period from the date of termination to the second anniversary of the Effective Date. Such lump sum severance payment shall be paid within thirty (30) days after the date of termination. In the event termination is pursuant to (a)(iii) alone, Executive shall receive in monthly payments for one (1) year thereafter Executive's Base Salary in effect at the time of termination reduced by any disability benefits or worker's compensation salary replacement he receives from any program sponsored or made available by the Company or a governmental entity. In the event of termination other than pursuant to (a)(ii), (a)(iv) or (a)(vi), to the extent the Executive or his dependents are eligible for COBRA coverage, the Company shall pay the cost of such coverage for the maximum period permitted under federal law. The Company shall have no other obligations to the Executive.

      9. Confidential Information and Non-Competition.

          (a) Executive acknowledges that as a result of his employment by the Company, Executive will obtain secret and confidential information as to the Company and its affiliated entities, that the Company and its affiliated entities will suffer substantial damage, which would be difficult to ascertain, if Executive shall enter into Competition (as defined below) with the Company or any of its affiliated entities and that because of the nature of the information that will be known to Executive it is necessary for the Company and its affiliated entities to be protected by the prohibition against Competition set forth herein, as well as the confidentiality restrictions set forth herein. Executive acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and its affiliated entities and that part of the compensation paid under this Agreement is in consideration for the agreements in this Section 9.

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          (b) Competition shall mean:

             (i) participating, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever in the State of New York in a business in competition with the quick-service restaurant business conducted by the Company or its affiliated entities during the Employment Term; provided, however, that such prohibited participation shall not include: (A) the mere ownership of not more than one percent (1%) of the total outstanding stock of a publicly held company; (B) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in the aforesaid Competition; or (C) any activity engaged in with the prior written approval of the Board.

             (ii) recruiting, soliciting or inducing any nonclerical employee or employees of the Company or its affiliated entities to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliated entities or hiring or assisting another person or entity to hire any nonclerical employee of the Company or its affiliated entities. Notwithstanding the foregoing, if requested by an entity with which Executive is not affiliated, Executive may serve as a reference for any person who at the time of the request is not an employee of the Company or any of its affiliated entities.

If any restriction set forth in above items (i) and/or (ii) is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (c) During and after the Employment Term, Executive shall hold in a fiduciary capacity for the benefit of the Company and its affiliated entities all secret or confidential information, knowledge or data relating to the Company and its affiliated entities, and their respective businesses, including any confidential information as to customers or vendors of the Company or its affiliated entities, (i) obtained by Executive during his employment by the Company or its affiliated entities; and (ii) not otherwise public knowledge or known within the Company's or its affiliated entities' industries. Executive shall not, without prior written consent of the Company, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In the event Executive is compelled by order of a court or other governmental or legal body to communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, Executive shall promptly notify the Company of any such order and shall cooperate fully with the Company in protecting such information to the extent possible under applicable law.

          (d) Upon termination of Executive's employment with the Company, or at any other time as the Company may request, Executive will promptly deliver to the Company all documents which Executive may possess or have under his direction or control (whether prepared by the Company, an affiliated entity, Executive or a third party) relating to the Company or its affiliated entities or any of their respective businesses or properties.

          (e) During the Employment Term and for a period of one (1) year following termination thereof (except for termination pursuant to Section 8(a)(iv) or (vi)), Executive shall not enter into Competition with the Company or any of its affiliated entities.

          (f) In the event of a breach or potential breach of this Section 9, Executive acknowledges that the Company and its affiliated entities will be caused irreparable injury and that money damages may not

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be an adequate remedy and agree that the affiliated entities shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this Section 9 enforced.

    10.  Executive Representation.

      Executive represents and warrants that he is under no contractual or other limitation from entering into this Agreement and performing his obligations hereunder.

    11.  Indemnification

      The Executive shall be entitled to be indemnified by the Company for his actions as an officer, director, employee, agent or fiduciary of the Company or its affiliated entities to the fullest extent permitted by applicable law and shall, to the extent the Company does not or is unable as a result of a conflict between the parties to undertake his defense, have reasonable legal fees (including, but not limited to, a retainer fee) and other reasonable expenses paid to him in advance of final disposition of a proceeding, provided that he has actually incurred such expenses and he executes an undertaking to repay such amounts if, and to the extent, required to do so by applicable law. The Company shall cover the Executive under any directors' and officers' liability insurance policy to the same extent as its other senior officers.

    12.  Change of Control.

      Upon a "Change of Control" (as defined below) of the Company or Parent, the Company shall pay Executive, within thirty (30) days of such event, a lump sum equal to three (3) times the amount of his Base Salary in effect at the time of such event, together with a pro rata portion of any bonus accrued through the date of such Change of Control. As used herein "Change of Control" means (a) a change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) in either the case of the Company or Parent (other than the Parent or any "person" who on the date of this Agreement is a director or officer of the Parent or Company, as the case may be), becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company or Parent, as the case may be, representing twenty (20%) percent of the voting power of the Company's or Parent's then outstanding securities, as the case may be; or (c) if during any period of two (2) consecutive years during the term of Executive's employment, individuals who at the beginning of such period constitute the Board of Directors of either the Company or Parent cease for any reason to constitute at least a majority thereof.

    13.  Entire Agreement; Modification.

      This Agreement constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.

    14.  Severability.

      Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall,

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as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction.

    15.  Waiver of Breach.

      The waiver by any party of a breach of any provisions of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.

    16.  Notices.

      All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one day after sending by express mail or other "overnight mail service," or three days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to the address as listed in the Company's records; and if to the Company, to the Company at its office as set forth at the head of this Agreement, and if to the attention of Parent, to the attention of its President and Chief Operating Officer. Either party may change the notice address by notice given as aforesaid.

    17.  Assignability; Binding Effect.

      This Agreement shall be binding upon and inure to the benefit of Executive and Executive's legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement may not be assigned by the Executive. This Agreement may not be assigned by the Company except in connection with a merger or a sale by the Company of all or substantially all of its assets and then only provided the assignee specifically assumes in writing all of the Company's obligations hereunder.

    18.  Governing Law.

          (a) All issues pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof.

          (b) The Company and Executive each irrevocably consent that any legal action or proceeding against any of them under, arising out of or in any manner relating to, this Agreement or any other document delivered in connection herewith, may be brought in any court of the State of New York located within Nassau County or Suffolk County or in the United States District Court for the Eastern District of New York. The Company and Executive by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding. The Company and Executive further irrevocably consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by any other manner provided for in Section 16. The Company and Executive hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis. Nothing in this Section shall affect or impair in any manner or to any extent the right of the Company to commence legal proceedings or otherwise proceed against the Executive in any jurisdiction or to serve process in any manner permitted by law.

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    19.  Headings.

      The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

    20.  Counterparts.

      This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

    21.  Guarantee and Joinder.

      Parent hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety: (i) the punctual payment when due of all obligations of the Company arising under this Agreement; and (ii) the due and punctual performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under this Agreement. Parent hereby agrees to comply with, and be bound by this Agreement.

      IN WITNESS WHEREOF, the Company and Parent have each caused this Agreement to be duly executed by an authorized officer and Executive has hereunto set his hand as of the date first set forth above.

                         NATHAN'S FAMOUS SERVICES, INC.

                         By:/s/ Wayne Norbitz
                            --------------------------

                            Name: Name: Wayne Norbitz

                            Title: President

                            /s/ Ronald DeVos
                            --------------------------
                             Ronald DeVos

                          NATHAN'S FAMOUS, INC.

                          By:/s/ Wayne Norbitz
                             -------------------------

                               Name: Wayne Norbitz

                               Title: President